Schedule A

							RATE	NEXT		BANK
TRADE		SETTLEMENT	MATURITY	NEXT PAY	CALL	CALL	TYPE/RATE	CALL	COUPON	PAR
DATE	CUSIP	DATE	DATE	DATE	TYPE(1)	STYLE (2)	SUB-TYPE(3)(4)	DATE	PCT	($)
11/01/2006	3133XDT76	11/03/2006	12/12/2008	12/12/2006	Non-Callable		Fixed Constant		4.75	$5,000,000
					Optional Principal
11/01/2006	3133XHRB0	11/07/2006	11/07/2011	05/07/2007	Redemption	European	Fixed Constant	05/07/2009	5.125	$15,000,000
					Optional Principal
11/01/2006	3133XHRD6	11/07/2006	05/07/2010	05/07/2007	Redemption	European	Fixed Constant	11/07/2007	5.20	$15,000,000
					Optional Principal
11/01/2006	3133XHRG9	11/28/2006	11/28/2008	05/28/2007	Redemption	European	Fixed Constant	11/28/2007	5.125	$500,000,000
11/01/2006	3133XHRK0	11/03/2006	12/09/2011	06/09/2007	Non-Callable		Fixed Constant		4.75	$11,500,000
11/02/2006	3133XGYT5	11/06/2006	12/11/2009	12/11/2006	Non-Callable		Fixed Constant	02/20/2007	5.00	$6,000,000
					Optional Principal
11/02/2006	3133XHQ21	11/20/2006	11/20/2008	05/20/2007	Redemption	Bermudan	Fixed Constant	11/14/2007	5.40	$15,000,000
					Optional Principal
11/02/2006	3133XHS94	11/14/2006	11/13/2009	05/14/2007	Redemption	European	Fixed Constant		5.25	$500,000,000
							Variable Single
11/02/2006	3133XHSE3	11/28/2006	05/28/2008	02/28/2007	Non-Callable		Index Floater			$500,000,000
					Optional Principal
11/03/2006	3133XHPF3	11/07/2006	11/07/2008	05/07/2007	Redemption	European	Fixed Constant	11/07/2007	5.20	$15,000,000
					Optional Principal
11/03/2006	3133XHT85	11/14/2006	11/14/2011	05/14/2007	Redemption	Bermudan	Fixed Constant	11/14/2008	5.40	$35,000,000

(1) Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Indexed Amortizing Notes (indexed principal redemption bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2)    Call Style Description:

Indicates whether the consolidated obligation is redeemable at the option of the Bank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American—redeemable continuously on and after the first redemption date and until maturity.

Bermudan—redeemable on specified recurring dates on and after the first redemption date, until maturity.

European—redeemable on a particular date only.

Canary—redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

Multi-European—redeemable on particular dates only.

(3) Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.
Fixed bonds generally pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.

(4) Rate Sub-Type Description:

Constant bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.
Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Zero Coupon bonds earn a fixed yield to maturity or the optional principal redemption date, according to the terms of the bond, with principal and interest paid at maturity or upon redemption to the extent exercised prior to maturity.
Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.
Dual Index Floater bonds have an interest rate determined by two or more indices, according to the terms of the bond.
Levereraged/Deleveraged bonds pay interest based on a formula that includes an expressed multiplier, according to the terms of the bond: multiplier > 1 = leveraged, multiplier < 1 = deleveraged.
Inverse Floater bonds have an interest rate that increases as an index declines and decreases as an index rises, according to the terms of the bond.
Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.
Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.
Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.